UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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March 18, 2016

Dear Shareholders:

Bemis Company delivered strong financial results in 2015, fueled by the drive and discipline of our over 17,000 employees across the globe who focused on helping our customers succeed. During 2015, we delivered record adjusted earnings per share, even in the face of strong currency translation headwinds. We increased operating profit well over 100 basis points. We continued to make progress on moving return on invested capital toward our long-term target of being in the top quartile of our peer group. And we delivered record cash from operations during the year. All of these achievements are a reflection of our commitment to execute with focus, alignment, accountability and rigor.

We enter 2016 with positive momentum and high expectations of ourselves. We will continue to execute our strategy of: accelerating growth, focused innovation, and continuously improving all we do – in the relentless pursuit of creating value for our shareholders.

It is my pleasure to invite you to join us at the Annual Meeting of Shareholders of Bemis Company, Inc. at the Company’s corporate offices located at One Neenah Center, 134 East Wisconsin Avenue, Neenah, Wisconsin. The meeting will be held on Thursday, May 5, 2016, at 9:00 a.m., Central Daylight Time. This meeting will be brief and will focus on legal formalities. You will also have an opportunity both before and after the meeting to meet and speak informally with our Directors and Officers.

Please take the time to vote your proxy. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide voting instructions. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

On behalf of the Board of Directors and all Bemis Company employees, thank you for your continued support of, and confidence in, Bemis Company.

Sincerely,

William F. Austen

President and Chief Executive Officer

ADMISSION POLICY

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 5, 2016. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by:

•	calling 920-527-5290;

•	e-mailing contactbemis@bemis.com; or

•	mailing a request to Bemis Company, Inc. at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, Attention: Corporate Secretary.

Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

Notice of Annual Meeting of Shareholders

Thursday, May 5, 2016

9:00 a.m. Central Daylight Time

Bemis Corporate Offices – One Neenah Center
134 East Wisconsin Avenue
Neenah, Wisconsin 54956

ITEMS OF BUSINESS:

1.	To elect eleven Directors for a term of one year;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
3.	To cast an advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”); and
4.	To transact such other business as may properly come before the meeting.

RECORD DATE:

Only shareholders of record at the close of business on March 7, 2016, will be entitled to receive notice of and to vote at the meeting.

Your vote is important to us. Please execute your proxy promptly.

March 18, 2016

By Order of the Board of Directors

Sheri H. Edison,

Vice President, General Counsel and Secretary

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MANAGEMENT AGREEMENTS		38

REPORT OF AUDIT COMMITTEE		39

PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016	40

PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)	40

SUBMISSION OF SHAREHOLDER PROPOSALS		41

HOUSEHOLDING		41

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2016		41

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INTRODUCTION AND EXECUTIVE SUMMARY

Our proxy statement contains information about the matters that will be voted on at our Annual Meeting of Shareholders as well as other helpful information about Bemis Company, Inc. (the “Company”). Below is an executive summary that we hope will be helpful to our shareholders and others who read our proxy statement. This summary highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.

Matters to be Voted on at the 2016 Annual Meeting of Shareholders

Proposal		Board Recommendation	For more detail, see page:
1.	Election of Directors	FOR each Nominee	13
2.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	FOR	40
3.	Advisory vote to approve executive compensation	FOR	40

Our Company

•	Our Company was founded in 1858 and has a long history of unwavering dedication to a sustainable business strategy.

•	We are a global supplier of packaging products with over $4.0 billion in sales in 2015.

•	In 2016, the Board of Directors approved the 33rd consecutive annual increase in the quarterly dividend payable to our shareholders.

•	We are a member of the S&P High Yield Dividend Aristocrats.

•	Our Company is committed to demonstrating the highest level of ethics and integrity possible in our internal and external interactions.

Corporate Governance Highlights

•	10 of our 11 Directors are independent under the New York Stock Exchange (“NYSE”) rules.

•	The Board is led by an independent Chairman.

•	There are regular executive sessions for independent Directors and any independent Director may raise matters for discussion at these executive sessions.

•	Our Board and each committee may engage independent advisors at their sole discretion.

•	All Directors stand for a one-year term.

•	Our share ownership policy for Directors requires that each own a minimum market value equal to four times the standard annual cash retainer.

•	We have a single class of shares.

•	We do not have a poison pill.

•	We prohibit our Directors and Executive Officers from hedging or pledging their Company stock.

•	We maintain comprehensive processes for evaluating and managing risks.

Executive Compensation Highlights

•	Our executive compensation program utilizes a mix of base salary, short-term annual performance-based cash incentives, long-term incentives (equity awards), and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance.

•	Beginning in 2016, 70% of our long-term incentive award will be comprised of performance-based restricted shares paid out based on total shareholder return relative to our peer group.

•	Our Executive Officers are subject to stock ownership and stock holding requirements.

•	In 2015, we adopted a clawback policy that allows us to recover all or a portion of certain annual cash incentive payouts that should not have been earned due to a restatement of our financial statements.

•	Shareholders have indicated strong support for our executive compensation program, evidenced by the greater than 95% approval rating of our executive compensation program at our 2015 Annual Meeting of Shareholders.

•	The Compensation Committee engaged Willis Towers Watson (“Towers Watson”) as an independent compensation consultant for fiscal year 2015.

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Nominees for Directors

The following table provides summary information about each Director-nominee. All Directors are elected to one-year terms. Detailed information about each Directors’ background, skillset and areas of expertise can be found beginning on page 13.

Name	Age	Director Since	Occupation and Experience	Independent	Board Leadership/ Committee Memberships	Other Boards
William F. Austen	57	2014	Chief Executive Officer and President of Bemis Company, Inc.		• Executive	• Tennant Company
Ronald J. Floto	73	2012	President of FLT International, LLC and Strategy Director of Financial- Information-Technologies, Inc.		• Audit	• FLT International, LLC • Accel Networks, LLC
Adele M. Gulfo	53	2015	Chief Strategy Officer, Mylan N.V.		• Audit
David S. Haffner	63	2004	Retired Chairman and Chief Executive Officer, Leggett & Platt, Inc.		• Compensation (Chair) • Executive
Timothy M. Manganello	66	2004	Retired Chief Executive Officer and Executive Chairman of the Board at BorgWarner, Inc.		• Chairman of the Board • Executive (Chair) • Nominating and Corporate Governance	• Delphi Automotive PLC
William L. Mansfield	67	2012	Retired Chief Executive Officer and Chairman of Valspar Corporation		• Compensation • Nominating and Corporate Governance	• Triumph Group, Inc. • Axiall Corporation
Arun Nayar	65	2015	Retired Executive Vice President and Chief Financial Officer of Tyco International plc		• Audit
Edward N. Perry	69	1992	Retired Of Counsel at Hirsch Roberts Weinstein LLP		• Compensation • Nominating and Corporate Governance
David T. Szczupak	60	2012	Executive Vice President, Global Product Organization, Whirlpool Corporation		• Audit
Holly A. Van Deursen	57	2008	Retired Group Vice President of British Petroleum		• Nominating and Corporate Governance (Chair) • Compensation • Executive	• Actuant Corporation • Anson Industries • Petroleum Geo-Services • Capstone Turbine Corporation
Philip G. Weaver	63	2005	Retired Vice President and Chief Financial Officer of Cooper Tire & Rubber Company		• Audit (Chair) • Executive	• CMC Group, Inc.

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IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting of Shareholders to be held on Thursday, May 5, 2016. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about March 18, 2016.

Why did I receive a Notice of Internet Availability of Proxy Materials?

Under the rules of the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:

•	“FOR” the eleven Director-nominees set forth herein;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and
•	“FOR” the approval of our executive compensation.

May I revoke my proxy?

You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

How can I vote my shares?

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Available 24/7 www.proxyvote.com	Call toll-free 1-800-690-6903	Mark, sign and date your proxy card and send in postage-paid envelope provided

You have until 11:59 p.m. Eastern Daylight Time on Wednesday, May 4, 2016 to vote by internet or telephone. Your mailed proxy card must be received prior to the Annual Meeting of Shareholders. You may also vote your shares at the Annual Meeting of Shareholders. However, you will be admitted to the meeting only if you have a ticket. See the Admission Policy in this proxy statement for instructions on obtaining a ticket.

If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

For your information, voting via the Internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

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Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by Internet by our Directors, Officers or other regular employees without remuneration other than regular compensation.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 7, 2016, will be entitled to vote at the meeting. As of that date, we had outstanding 94,687,104 shares of Common Stock. Each share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

How many votes are required to approve each proposal?

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors and approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The Say-on-Pay Vote is advisory and non-binding, but we will consider shareholders to have approved the compensation of our named executive officers if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote “Against” the particular matter, except in the case of the Say-on-Pay Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

The election of Directors and the Say-on-Pay Vote are matters on which brokers do not have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on these proposals, your broker or other nominee will not be able to vote your shares on these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

What is the address for the Company’s principal executive office?

The mailing address of our principal executive office is:
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only persons known to us to beneficially own, as of March 7, 2016, more than 5 percent of our outstanding Common Stock are set forth in the following table.

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned	Outstanding Shares
State Street Corporation(1) One Lincoln Street Boston, MA 02111	6,335,818	6.7%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	8,516,549	9.0%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	7,519,403	7.9%

(1)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 12, 2016, State Street Corporation has shared voting and dispositive power over all 6,335,818 shares.

(2)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 10, 2016, Vanguard has sole voting power over 69,956 shares, sole dispositive power over 8,447,493 shares, shared voting power over 4,900 shares and shared dispositive power over 69,056 shares.

(3)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on January 25, 2016, BlackRock, Inc. has sole voting power over 7,008,611 shares and sole dispositive power over 7,519,403 shares.

SHARES AVAILABLE FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table details, as of December 31, 2015, for Directors, Executive Officers, and all other participants in our equity compensation plans:

(a)	The aggregate number of shares to be issued upon the exercise of outstanding stock options and the vesting of restricted stock units (including time-based and performance-based units);

(b)	The weighted average exercise price of all outstanding options; and

(c)	The number of shares remaining available for future issuance under equity compensation plans.

Number of shares remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,090,369(1)	N/A(2)	3,078,025
Equity compensation plans not approved by security holders	—	—	—
	2,090,369(1)	N/A	3,078,025

(1)	Includes restricted stock units.

(2)	Restricted stock units do not have an exercise price.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of our Common Stock as of March 7, 2016, by each Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all of our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 94,687,104 shares outstanding as of March 7, 2016.

		Voting or			Percent of
		Investment	Right to		Outstanding
Beneficial Owner	Direct(1)	Power(2)	Acquire(3)	Total	Shares
William F. Austen	189,135	13,348	75,245	277,728	*
Michael B. Clauer			9,640	9,640	*
Sheri H. Edison	26,214		18,049	44,263	*
Timothy S. Fliss	18,879			18,879	*
Ronald J. Floto	13,085			13,085	*
Adele M. Gulfo(4)					*
David S. Haffner	41,605			41,605	*
Timothy M. Manganello	78,320			78,320	*
William L. Mansfield	17,480			17,480	*
Arun Nayar	8,839			8,839	*
Edward N. Perry	90,688	96,578		187,266	*
James W. Ransom, Jr.	68,719		37,309	106,028	*
David T. Szczupak	5,681			5,681	*
Holly A. Van Deursen	20,162			20,162	*
Philip G. Weaver	28,368			28,368	*
All Executive Officers and Directors as a Group (18 persons)	743,832	109,926	151,514	1,005,272	1.1%

*	Less than one percent (1%).

(1)	These shares are held individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account. Also included are shares resulting from option exercises and shares held in 401(k) accounts of Executive Officers.

(2)	This column includes other shares over which Directors and Executive Officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)	Includes shares that are currently vested or that will vest within 60 days of March 7, 2016 pursuant to the grants made under the 2007 Stock Incentive Plan or 2014 Stock Incentive Plan.

(4)	The share award portion of director compensation is paid each May in arrears. Therefore, Director Gulfo will receive her initial share award in May, 2016 as she was appointed to the Board in August 2015. Please see the Director Compensation table for more detail on director compensation.

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PROPOSAL 1	ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of the Board of Directors has nominated eleven persons to the class of Directors to be elected at the meeting. Directors are elected to one-year terms and serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a Director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee. In addition to certain biographical information about each Director and nominee, listed below is the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

2016 Director-Nominees

William F. Austen

Age: 57

Director Since 2014

Mr. Austen is our President and Chief Executive Officer, a position he was appointed to in 2014. He was previously Executive Vice President and Chief Operating Officer from 2013 to 2014, Group President from 2012 through 2013 and Vice President of Operations from 2004 to 2012. From 2000 to 2004, Mr. Austen served as the President and Chief Executive Officer of Morgan Adhesives Company which, at the time, was a division of the Company. Prior to joining the Company, Mr. Austen held various positions at General Electric Company from 1980 until 2000. Mr. Austen is also a director of Tennant Company (NYSE: TNC), a leading company in designing, manufacturing and marketing cleaning products, where he is a member of the Audit Committee and the Compensation Committee. Mr. Austen has an intimate understanding of the Company and its operations. His expertise in global manufacturing and operations is critical to the Company along with his experience in international mergers and acquisitions and business integration.

Ronald J. Floto

Age: 73

Director Since 2012

Mr. Floto is currently President and a director of FLT International, LLC, a company providing investment management and strategy consulting, which he founded in 2007. From 1997 to 2007, Mr. Floto was the Chief Executive Officer at Dairy Farm International Holdings Limited (SES: DAIR). Mr. Floto also currently serves as Strategy Director of Financial-Information-Technologies, Inc. He served as a director of Dairy Farm from 1997 until 2013. From 1994 to 1997, he was President of the Super K Division at Kmart Corporation. Mr. Floto’s vast experience in the retail and food industries provides extensive knowledge and insight into the needs of our customers in those industries. In addition, his international expertise offers important insight into the global aspects of our business.

Adele M. Gulfo

Age: 53

Director Since 2015

Ms. Gulfo is Chief Strategy Officer of Mylan N.V. (NASDAQ: MYL), a leading global pharmaceutical company, and has been serving in this role since 2014. Prior to joining Mylan, Ms. Gulfo spent four years at Pfizer, Inc., most recently as President, Latin America, and before that as President and General Manager, U.S. Primary Care. Previously, Ms. Gulfo held leadership positions at AstraZeneca Pharmaceuticals, Parke-Davis (Division of Warner-Lambert), SpectraTech Inc., and Fischer Scientific. Ms. Gulfo’s experience in the healthcare industry brings valuable industry, marketing, and strategic insight to our Board.

David S. Haffner

Age: 63

Director Since 2004

Mr. Haffner recently retired as the Chairman and Chief Executive Officer of Leggett & Platt, Inc. (NYSE: LEG), a diversified manufacturing company. Mr. Haffner became Chairman of the Board in May 2013, Chief Executive Officer in 2006 and President in 2002. He previously served as Chief Operating Officer from 1999 to 2006 and as Executive Vice President of Leggett & Platt from 1995 to 2002. Mr. Haffner has extensive experience managing the operations of an acquisitive, international, public company, which has been beneficial to us in our international acquisitions and subsequent integration activities. In addition, his experience with manufacturing operations, labor relations, compensation strategy, and financial performance measurement at Leggett & Platt provides valuable insight and makes him well qualified to be the Chair of our Compensation Committee.

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Timothy M. Manganello

Age: 66

Director Since 2004

Mr. Manganello has been the non-executive Chairman of the Board since May 2015. From August 2013 until his election as Chairman of the Board, Mr. Manganello served as independent Lead Director. Mr. Manganello retired as Chief Executive Officer of BorgWarner Inc. (NYSE: BWA), a leader in highly engineered components and systems for vehicle powertrain applications worldwide, at the end of 2012 and retired as Executive Chairman of the Board of BorgWarner effective April 2013. He had served in these roles since 2003. Mr. Manganello was also President, Chief Operating Officer and a board member of BorgWarner from 2002 until 2003. He served as Executive Vice President from 2001 until 2002 and President and General Manager of BorgWarner TorqTransfer Systems from 1999 to 2002. Mr. Manganello was previously Chairman of the Federal Reserve Bank of Chicago – Detroit Branch and Zep Inc. He is currently a director of Delphi Automotive PLC (NYSE: DLPH), a global automotive parts supplier. Mr. Manganello offers the Board valuable experience in international acquisition integration, operations management, labor relations, engineering-based research and development, long-term strategic planning, capital markets financing, and financial performance measurement.

William L. Mansfield

Age: 67

Director Since 2012

Mr. Mansfield is on the Board of Directors of Triumph Group, Inc. (NYSE: TGI), an international supplier of aerospace components and systems, and is the Non-Executive Chairman of the Board of Directors of Axiall Corporation (NYSE: AXLL), a producer of chloralkali and chlorovinyl materials, positions he has held since 2012. Mr. Mansfield retired as the Chairman and Chief Executive Officer of Valspar Corporation, a global paints and coatings manufacturer (NYSE: VAL). He became Chairman of Valspar in August 2007 and retired from this role in 2012. He served as Chief Executive Officer from February 2005 until 2011. Mr. Mansfield was also President of Valspar from February 2005 to February 2008. Mr. Mansfield’s broad experience in strategic planning, operations, financial management and investor relations is a valuable asset to our Company. In addition, his leadership experience with a publicly-traded company provides important background expertise and knowledge to the Company.

Arun Nayar

Age: 65

Director Since 2015

Mr. Nayar retired as the Executive Vice President and Chief Financial Officer of Tyco International plc, a fire protection and security company (NYSE: TYC), on December 31, 2015. He served in that role since 2012. He joined Tyco in 2008 as the company’s Senior Vice President and Treasurer, and was also the Chief Financial Officer of Tyco’s ADT Worldwide business. From 2010 until September 2012, Mr. Nayar was Senior Vice President, Financial Planning & Analysis, Investor Relations and Treasurer. Prior to joining Tyco, Mr. Nayar spent six years at PepsiCo, most recently as Chief Financial Officer of Global Operations, and before that as Vice President and Assistant Treasurer – Corporate Finance. Mr. Nayar has a career in finance that spans more than 35 years. His global experience and expertise in financial reporting, financial analytics, capital market financing, mergers and acquisitions, and treasury matters will provide important insight into the global and financial matters of our Company.

Edward N. Perry

Age: 69

Director Since 1992

A labor and employment attorney, Mr. Perry retired from the active practice of law in December 2012. He had been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and from 2008 until his retirement had been Of Counsel to the law firm of Hirsch Roberts Weinstein LLP. He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003 and was Of Counsel to Perkins, Smith & Cohen, LLP from 2004 to 2005 and to Sullivan, Weinstein & McQuay, PC from 2006 to 2008. With more than 20 years of continuous service on our Board, Mr. Perry is our longest-serving director and has a thorough knowledge and understanding of our Company and our industry. Mr. Perry’s background as an attorney makes him well qualified to provide perspective on the legal affairs of our Company, and his expertise in labor and employment law provides an important perspective on human resources matters. His background also assists in the evaluation of financial policies and controls as well as legal and regulatory risks and opportunities.

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David T. Szczupak

Age: 60

Director Since 2012

Mr. Szczupak is currently the Executive Vice President, Global Product Organization, for Whirlpool Corporation (NYSE: WHR), a manufacturer and marketer of major home appliances, and has served in that capacity since 2008. He leads Whirlpool’s global research, engineering, product business teams and strategic sourcing. From 2006 to 2008, Mr. Szczupak served as Chief Operating Officer of Dura Automotive Systems, an international automotive supplier. While at Dura, he provided strategic direction for product development, purchasing, manufacturing and product quality. Before joining Dura, Mr. Szczupak worked at Ford Motor Company for 22 years in a variety of leadership roles including Group Vice President of Manufacturing. Mr. Szczupak has a Master’s Degree in Automotive Engineering from Cranfield University in the United Kingdom. Mr. Szczupak’s extensive background in product development, strategic planning, engineering, and manufacturing provides a unique and valuable perspective to our operations and strategic focus on innovation.

Holly A. Van Deursen

Age: 57

Director Since 2008

Ms. Van Deursen is currently a director of Actuant Corporation (NYSE: ATU); Anson Industries, a private company; Petroleum Geo-Services (OSE: PGS); and Capstone Turbine Corporation (NASDAQ: CPST). She was most recently an executive in the petrochemical industry, and she has held a variety of leadership positions at British Petroleum and Amoco Corporation in Chicago, London, and Hong Kong. She was Group Vice President of Petrochemicals for British Petroleum from 2003 to 2005, and Group Vice President of Strategy, based in London, from 2001 to 2003. Ms. Van Deursen has extensive experience in the chemical industry from which Bemis buys the majority of its raw materials. She also has an engineering background and personal international experience, which is relevant to our strategic focus on technology and innovation, as well as disciplined international expansion. Her experience in strategic analysis at British Petroleum further enhances her ability to analyze and evaluate our financial risks and opportunities. Additionally, Ms. Van Deursen’s governance experience provides important expertise and knowledge making her well qualified to be the Chair of our Nominating and Corporate Governance Committee.

Philip G. Weaver

Age: 63

Director Since 2005

Mr. Weaver is presently a consultant to industry and a director of CMC Group, Inc, a company providing custom printed labels and other imaging products. Until his retirement on December 31, 2009, Mr. Weaver was Vice President and Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB), a global company specializing in the design, manufacture, and sale of passenger car, light truck, medium truck, motorcycle, and racing tires. He had been Vice President and Chief Financial Officer since 1998. He previously served as the Vice President of the tire division from 1994 to 1998 and served as Controller of the tire division from 1990 to 1994. Mr. Weaver’s expertise in accounting and finance, and his experience as a chief financial officer of a public company, provide him with a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing, and auditing. In addition to his extensive experience with acquisitions and international operations, his finance background makes him well qualified to be the Chair of our Audit Committee.

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.

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CORPORATE GOVERNANCE

Corporate Governance Documents

The following materials relating to the corporate governance of the Company are accessible on our website at: http://www.bemis.com/about-Bemis/corporate-governance

•	Restated Articles of Incorporation

•	Amended By-Laws of Bemis Company, Inc.

•	Principles of Corporate Governance

•	Board of Directors Charter

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Bemis Company, Inc. Code of Conduct

Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Bemis Company, Inc., Attention: Corporate Secretary at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669.

Director Independence

The Board has determined that all Director-nominees, with the exception of Mr. Austen, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, is independent. In accordance with the NYSE director independence rule, the Board looked at the totality of the circumstances to determine a Director’s independence. To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management. The Board specifically reviewed the following transactions and concluded that none of these transactions impaired the applicable Director’s independence. In addition, none of these transactions are related person transactions under Item 404 of Regulation S-K as none of the applicable directors has a direct or indirect material interest in the transaction.

Director	Entity and Relationship	Transactions	Below NYSE Threshold(1)
Adele M. Gulfo(2)	Mylan N.V. Chief Strategy Officer	Mylan purchased $146,206 of packaging products from one of our subsidiaries in 2015.	Yes
Arun Nayar(2)	Tyco International plc Vice President and Chief Financial Officer	We purchased $387,335 of certain services and products from Tyco and its subsidiaries in 2015.	Yes
David T. Szczupak(2)	Whirlpool Corporation Executive Vice President, Global Product Organization	Whirlpool purchased $436,682 of packaging products from one of our subsidiaries in 2015.	Yes
(1)	NYSE threshold is the greater of (1) $1,000,000 or (2) 2% of consolidated gross revenues of involved entity.
(2)	None of the directors were involved in these transactions. All of these transactions have been reviewed and it has been concluded that each transaction was an arm’s length transaction made in the ordinary course of business.

Director Attendance

All members then comprising the Board of Directors attended the Annual Meeting of Shareholders in 2015. The Board does not have a formal written policy requiring members to attend the Annual Meeting of Shareholders, although all members have traditionally attended. The Board of Directors held four regular quarterly meetings and one additional special meeting by conference call during the year ended December 31, 2015. All Directors attended at least 75 percent of the aggregate of the total number of Board meetings and committee meetings on which they served.

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Committees of the Board

The Board of Directors has the following Committees and the corresponding responsibilities. The composition of the Committees is also provided in this chart below. As the Board of Directors deems appropriate, it will appoint ad hoc committees to address discreet matters. In 2015, the Board did not appoint any ad hoc committees.

Committee	Responsibilities		Committee Members	Total Number of Meetings During 2015
EXECUTIVE COMMITTEE	•	Meets or acts only in emergency situations or when requested by the full Board of Directors	Mr. Manganello (Chair) Mr. Austen Mr. Haffner Ms. Van Deursen Mr. Weaver	None
	•	Has the authority to exercise all powers of the full Board of Directors except it cannot change the membership of, or fill any vacancies in, the Executive Committee or amend the Company by-laws
	•	Must report any actions taken by the Executive Committee to the full Board of Directors as soon as reasonably possible
AUDIT COMMITTEE	•	Assists the Board of Directors by performing the duties described in the Audit Committee Charter	Mr. Weaver (Chair)(1) Mr. Floto Mr. Nayar Mr. Szczupak Ms. Gulfo	9
	•	Oversight responsibility for the integrity and fair presentation of our financial reporting
	•	Responsible for the appointment, compensation, and oversight of our independent registered public accounting firm
	•	Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit
COMPENSATION COMMITTEE	•	Assists the Board of Directors by performing the duties described in the Compensation Committee Charter	Mr. Haffner (Chair) Ms. Van Deursen Mr. Mansfield Mr. Perry	5
	•	Approves the compensation of the Executive Officers and Directors
	•	Evaluates the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation
	•	Reviews and discusses the Compensation Discussion and Analysis and recommends its inclusion in the proxy statement
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	•	Assists the Board of Directors by performing the duties described in the Nominating and Corporate Governance Committee Charter	Ms. Van Deursen (Chair) Mr. Manganello Mr. Mansfield Mr. Perry	4
	•	Oversees the annual evaluations of the full Board of Directors and individual directors
	•	Reviews the nominations for new Directors from all sources against criteria established for selection of new Directors and nominees for vacancies on the Board
	•	Oversees the CEO succession process and recommends to the Board of Directors the selection and succession for the CEO
(1)	The Board has determined that all members of the Audit Committee are financially literate and that Director Weaver is a financial expert as defined by the SEC. Each member also meets the independence standards for audit committee membership under the rules of the SEC.

Board Leadership Structure

We do not have an express policy as to whether the role of Chairman of the Board should be held by an independent Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the Company and its shareholders based upon the specific circumstances. Pursuant to our Principles of Corporate Governance, when the Chairman of the Board is not an independent Director, an independent Lead Director will be elected to serve as a liaison between the independent directors and the Chairman.

On May 7, 2015, the Board announced the election of Director Manganello to the position of Chairman of the Board. Mr. Manganello has served as a Director of Bemis since 2004, and recently retired as Executive Chairman of the Board of BorgWarner. He previously served as Chairman and Chief Executive Officer of BorgWarner from 2003 through 2012.

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Compliance and Business Integrity

We are committed to demonstrating the highest level of ethics and integrity possible in internal and external interactions. Each Director and Executive Officer, as well as all Company employees, are required to act with honesty and integrity. Our Code of Conduct covers areas of professional conduct including conflicts of interest, improper payments, preservation of corporate assets, confidentiality, proprietary information and intellectual property. Our Code of Conduct also requires compliance with all laws and regulations applicable to our business. We provide all employees with access to an anonymous reporting system for any actual or apparent violations of our Code of Conduct. We intend to disclose on our website any amendments to, or waivers of, our Code of Conduct involving any Director or Executive Officer of the Company.

Board’s Role in Oversight of Risk Management

Our Board of Directors takes an active role in the oversight of our Company both as a full Board and through its committees. Each of the Board committees considers risk within its area of responsibility.

We engage in an annual enterprise-wide risk management (“ERM”) process which includes periodic risk assessments performed during the year. Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Annually, a report summarizing these assessments is compiled by our Director of Risk Management. The report is reviewed and approved by the Chief Executive Officer, Chief Financial Officer, and General Counsel. The report is presented to the full Board annually by our Director of Risk Management to ensure completeness, appropriate oversight, and review. Interim reports on specific risks are provided if requested by the Board or recommended by management. Among the risks reviewed with the Board at least annually are data security, employee misconduct, and supply chain accessibility.

Nominations for Directors

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance, which are summarized below, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write the Secretary of the Company at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.

If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures outlined in our amended by-laws. Pursuant to our amended by-laws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a Director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 90 days before the first anniversary of the previous year’s annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a Director.

From time to time, Bemis engages a search firm to help identify and facilitate the screening and interview process of Director-nominees. In evaluating a Director-nominee, the Nominating and Corporate Governance Committee takes into consideration a number of factors, including, but not limited to the nominee’s:

•	experience as a Board member or senior officer of a public or private company, or

•	achievement of national prominence in a relevant field, or

•	possession of other relevant experience.

In addition, the Nominating and Corporate Governance Committee performs various measures to ensure the Director-nominee is an appropriate candidate. Included among these measures are the following:

•	evaluate whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological, or other expertise;

•	engage the search firm to screen the candidates, perform reference checks, prepare a biography for each candidate for the Committee to review, and help set up interviews;

•	interview, along with the Chairman of the Board and our Chief Executive Officer, candidates that meet the criteria; and

•	select nominees that best suit the Board’s needs.

In 2015, the Board engaged a third party search firm to identify new Board candidates, resulting in the recommendation of Arun Nayar and Adele Gulfo. Bemis paid the third party firm a fee for performing these services in connection with the nominations.

Communications with the Board

The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors.

Bemis Company, Inc.
c/o Corporate Secretary
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669
Phone: 920-527-5290

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SECTION 16(a)	BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, Executive Officers, and persons who own more than 10 percent of our Common Stock file initial reports of ownership of our Common Stock and changes in such ownership with the SEC. To our knowledge, based solely on a review of copies of forms submitted to us during and with respect to 2015 and on written representations from our Directors and Executive Officers, all required reports were filed on a timely basis during 2015.

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TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has approved a written policy whereby the Audit Committee must approve any transaction with a related person, as defined in Item 404 of Regulation S-K (“Related Person Transaction”), before commencement of such transaction; provided, however, that if the transaction is identified after it commences, it shall be brought to the Audit Committee for ratification. The Related Person Transaction should be presented to the Audit Committee by an Executive Officer requesting that the Audit Committee consider the Related Person Transaction at its next meeting. The Executive Officer presenting the transaction must advise the Audit Committee of all material terms of the transaction.

The Audit Committee has delegated authority to the Audit Committee Chairman to, upon request of an Executive Officer, approve Related Person Transactions if they arise between Audit Committee meetings. The Chairman may take any action with respect to such Related Person Transaction that the Audit Committee would be authorized to take, or, in his or her discretion, require that the matter be brought before the full Audit Committee. Any action taken by the Chairman shall be reported to the Audit Committee at its next regularly scheduled meeting.

Standards for Approval of Transactions

The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Person Transaction:

•	whether the terms of the transaction are fair;

•	whether the transaction is material to us;

•	the role the related person has played in arranging the Related Person Transaction;

•	the structure of the Related Person Transaction; and

•	the interests of all related persons in the Related Person Transaction.

A Related Person Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related Person Transaction is beneficial to us and the terms of the Related Person Transaction are fair.

Approval Process

The Audit Committee may, in its sole discretion, approve or deny any Related Person Transaction. Approval of a Related Person Transaction may be conditioned upon us and the related person taking any or all of the following additional actions, or any other actions that the Audit Committee deems appropriate:

•	requiring the related person to resign from, or change position within, an entity that is involved in the Related Person Transaction;

•	assuring that the related person will not be directly involved in negotiating the terms of the Related Person Transaction or in the ongoing relationship between us and the other persons or entities involved in the Related Person Transaction;

•	limiting the duration or magnitude of the Related Person Transaction;

•	requiring that information about the Related Person Transaction be documented and that reports reflecting the nature and amount of the Related Person Transaction be delivered to the Audit Committee on a regular basis;

•	requiring that we have the right to terminate the Related Person Transaction by giving a specified period of advance notice; or

•	appointing a Company representative to monitor various aspects of the Related Person Transaction.

In the case of any transaction for which ratification is sought, the Audit Committee may require amendment or termination of the transaction, or implementation of any of the above actions, if the Audit Committee does not ratify the transaction.

Transactions with Related Persons during Fiscal Year 2015

Item 404 of Regulation S-K requires that we disclose any transactions between us and any related persons, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2015, there were no Related Person Transactions meeting the requirements of Item 404 of Regulation S-K.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Overview and Introduction

The Compensation Discussion and Analysis (“CD&A”) identifies and describes the basic principles, philosophies and rationale underlying our compensation decisions and programs as well as the key elements of compensation for our Named Executive Officers identified in the Summary Compensation Table. For 2015, our Named Executive Officers (“NEOs”) identified in the Summary Compensation Table include our Chief Executive Officer (CEO), Chief Financial Officer (CFO), and the next three highest compensated Executive Officers serving as such at year-end. The components of the compensation and benefits provided to all Executive Officers, including the Named Executive Officers, are similar in design. The CD&A should be read in conjunction with the applicable compensation tables.

2015 Compensation Overview

We had strong financial results in 2015, focusing on operational excellence. We strongly believed that this emphasis would closely align to shareholder interests and position Bemis best to create long-term shareholder value. With this as background, we made the following compensation decisions for our NEOs:

•	Base salaries for Executive Officers were modestly increased consistent with market trends of approximately 3 percent to maintain our desired competitive position (in the middle range of our Total Target Compensation (“TTC”) Comparator Group). However, Mr. Austen’s, base salary increased from $900,000 to $950,000 effective July 1, 2015 reflecting not only competitiveness, but also consideration of performance and time in role. A detailed description of the TTC Comparator Group may be found in the “Setting Compensation” section below.

•	Consistent with our capital allocation and return focus, the short-term annual incentive plan (Bemis Executive Officer Performance Plan, as amended (“BEOPP”)) focused on two elements, which were equally weighted:

–	Adjusted return on net sales (“Adjusted ROS”).

–	Adjusted after-tax return on invested capital (“Adjusted ROIC”).

–	Performance in each of these categories was at the maximum level, 10.4% for Adjusted ROS and 10.5% for Adjusted ROIC. Therefore, an annual incentive payout of 200% of the target was earned.

•	To further promote shareholder alignment and a performance-orientation, long-term incentives were provided equally in the form of performance-based share units and time-based share units.

–	The performance-based share units are measured relative to Bemis’ total shareholder return (“TSR”) versus a comparator group.

We believe that the compensation designs and decisions are constructed to represent competitive market practices, to attract and retain highly qualified talent and to provide performance-based opportunities that are aligned with shareholder interests.

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Compensation Philosophy and Objectives

The Committee believes the most effective compensation program is one that rewards achievement of specific annual and long-term strategic goals, without encouraging undue risk-taking. This program is reviewed on an annual basis by the Committee to ensure competitive positioning, alignment with goals, and a focus on enhancing shareholder value in the current and forecasted business environments. The key elements of our philosophy are designed to:

•	attract and retain key leadership talent;
•	motivate individuals to achieve our goals;
•	align compensation with shareholder interests; and
•	drive long-term business results that enhance shareholder value.

Accordingly, the Committee has designed a compensation program that includes base salary, short-term annual performance-based cash incentives, and long-term incentives in the form of restricted share units, both performance-based and time-based, to align with our philosophy.

We target each element of compensation, as well as the aggregate compensation, at or near the middle range of our TTC Comparator Group (as further discussed in the “Setting Compensation” section below). Outlined below are the compensation elements that apply to all Executive Officers.

Compensation Elements		Why We Pay
•	Base Salary	•	Attract and retain executives
•	Short-Term Annual Performance-Based Cash Incentives (Non-Equity)	•	Attract and retain executives
		•	Motivate executives to achieve short-term key business priorities and objectives
		•	Hold executives accountable for performance against goals
•	Long-Term Incentive Compensation (Equity)	•	Attract and retain executives
		•	Motivate executives to achieve key long-term goals and objectives
		•	Hold executives accountable for performance against goals
		•	Focus executive decisions on long-term success/earnings that enhance shareholder value
		•	Provide executives with increased ability to acquire equity ownership to reinforce alignment with shareholders
•	Retirement and Other Benefit Plans	•	Attract and retain executives
		•	Provide income security for retirement
•	Perquisites	•	Attract and retain executives
		•	Enhance executive productivity

TARGET COMPENSATION MIX - 2015

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Setting Compensation

The Committee makes all final decisions regarding Executive Officer compensation. The Committee considers the following factors when making compensation decisions:

•	job responsibilities and complexities;
•	performance, experience, and proficiency in the role;
•	comparison to external market data;
•	merit increase percentages consistent with other Bemis salaried employees;
•	potential and succession planning considerations; and
•	recommendations of the CEO and Vice President, Human Resources.

The Committee uses an independent, outside compensation consultant, Towers Watson, to conduct an external market check as an input into the decision-making process. Towers Watson provided unrelated employee benefit services to the Company during 2015. The Committee has evaluated the independence of Towers Watson based on the six factors determined by the SEC and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Committee.

In addition, the Committee strongly considers the perspectives of our shareholders. In fact, shareholders voted soundly in favor of our executive compensation program at our 2015 Annual Meeting of Shareholders. Specifically, more than 95 percent of the shares voted at the Annual Meeting of Shareholders in 2015 voted in favor of the compensation paid to our NEOs. In light of the positive result of the “say-on-pay” vote, we made no material changes to our program. We will continue to engage in a dialogue to consider the input of our shareholders in the overall design of the program.

Benchmarking Using Peer Groups

Towers Watson conducted a study in late 2014 (“2014 Study”) to evaluate compensation levels for executives in similar roles to our Executive Officers. The 2014 Study is a thorough benchmarking process that uses two external data sources to evaluate the external competitiveness of total target compensation, including base salaries, target short-term annual performance-based cash incentives (non-equity incentive compensation), and target long-term equity compensation. We used the market information obtained in the 2014 Study as a market check for 2015 compensation decisions.

The first data source in developing our peer group is a customized industry specific survey from the Towers Watson Compensation Databank that includes 31 companies (“Survey Comparator Group”) within the industrial manufacturing and consumer products/non-durable industries. The second data source is proxy data that includes 16 companies (“Proxy Comparator Group”), including many within the paper and container packaging industry. Companies included in the data from both sources have annual revenue ranging from $2 billion to $10 billion.

The Survey Comparator Group included the following 31 companies:

A.O. Smith Corporation	Hanesbrands, Inc.	Trinity Industries, Inc.
Allegheny Technologies Inc.	Hasboro, Inc.	Tupperware Brands Corporation
AptarGroup, Inc.	Hubbell Incorporated	USG Corporation
Avon Products, Inc.	Scotts Miracle-Gro Company	Under Armour, Inc.
Ball Corporation	Sealed Air Corporation	Worthington Industries, Inc.
BorgWarner, Inc.	ITT Corporation	Rockwell Automation, Inc.
Colfax Corporation	Kennametal Inc.	Sonoco Products Company
Donaldson Company	Lorillard Tobacco Company	SPX Corporation
Nu Skin Enterprises, Inc.	Terex Corporation	Xylem, Inc.
Owens Corning	Timken Company
Pall Corporation	Toro Company

This group of companies has median revenue of $4 billion and the revenue at the 75th percentile is $5 billion, which places our 2014 revenue in between the median and the 75th percentile.

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The Proxy Comparator Group included the following 16 companies:

AptarGroup, Inc.	Greif, Inc.	Silgan Holdings Inc.
Avery Dennison Corporation	MeadWestvaco Corporation	Sonoco Products Company
Ball Corporation	Owens-Illinois, Inc.	The Valspar Corporation
The Clorox Company	Packaging Corp. of America	Weyerhaeuser Company
Crown Holdings, Inc.	Rock-Tenn Company
Graphic Packaging Holding Company	Sealed Air Corporation

The 2014 Study revealed the following important facts as it relates to our executive compensation program:

•	Competitive pay levels were similar in both data sources.

•	The executive compensation as a whole for each Executive Officer is also within 20% of the median for similarly situated officers. However, the percentile varies by Executive Officer.

Compensation Committee Review and Approval

Using the results of the 2014 Study, the Committee then consulted with Towers Watson regarding recommended compensation adjustments, consistent with market trends and Bemis’ philosophy and affordability. Based on this analysis, the Committee approved modest compensation changes for each Executive Officer to better align with the middle range of our TTC Comparator Group. With respect to Mr. Austen in particular, the Committee took into account a variety of factors to set the target compensation which, for 2015, is slightly below the market median, reflecting Mr. Austen’s relatively short tenure in his current position.

We believe the design of our compensation program is integral to attracting and retaining the executive talent necessary to meet our objectives. Additional comments regarding our compensation program are highlighted below.

Executive Compensation Elements

As noted above, the standard elements of our compensation program consists of: base salary, short-term annual performance-based cash incentives, long-term equity incentives, retirement and other benefit plans and perquisites.

In addition to the annual compensation elements listed above, we have double-trigger “change of control” agreements with our Executive Officers that provide for the payment of compensation and benefits in the event of termination following a change of control (see Potential Payments Upon Termination Table).

Base Salary

Base salary is a guaranteed component of annual cash compensation that attracts and retains our Executive Officers. We target base salary at or near the middle range of our TTC Comparator Group while incorporating other factors as previously discussed.

Short-Term Annual Performance-Based Cash Incentives (Non-Equity)

The BEOPP was reapproved by our shareholders in May 2015.The purpose of the BEOPP is to provide incentives to our Executive Officers to produce a superior shareholder return. Amounts paid under the terms of the BEOPP are intended to qualify as performance-based compensation, within the meaning of Section 162(m) of the Internal Revenue Code.

The following components are part of our short-term incentive program:

•	no discretion for individual performance;

•	no discretion by the Committee once the goal criteria is determined, other than the ability to exercise negative discretion;

•	target award is a percentage of base salary; and

•	payout is based on two components: Adjusted ROS result as compared to goal (“Adjusted ROS Goal”) and Adjusted ROIC result as compared to goal (“Adjusted ROIC Goal”).

Each Executive Officer’s target percentage is established by the Committee based on the middle range of the TTC Comparator Group benchmarking data and other factors previously discussed. That percent of annual base salary then becomes the target award. The attainment of the predetermined Adjusted ROS Goal determines payment of 50 percent of the target award. The attainment of the predetermined Adjusted ROIC Goal determines payment of the other 50 percent of the target award. The Committee sets the goals at the beginning of the year to exclude certain unusual or non-recurring factors that may occur during the year.

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ROS Component

The Committee determined that for 2015, the Adjusted ROS Goal was 9.8 percent, slightly above the 2015 operating plan. If this goal was achieved, each Executive Officer would receive 100 percent of the target award for this metric. If the Adjusted ROS was less than 9.4 percent, which was the Adjusted ROS result from the prior year, no award would be paid. At 10.2 percent, the BEOPP would pay two times the target award for this metric.

ROIC Component

The Committee determined that for 2015, the Adjusted ROIC Goal was 10.0 percent which was equal to the ROIC goal in our annual operating plan. If this goal was achieved, each Executive Officer would receive 100 percent of the target award for this metric. If the Adjusted ROIC result was less than 9.7 percent, which was the Adjusted ROIC result from the prior year, no award would be paid. If the Adjusted ROIC result was at least 10.4 percent, the plan would pay two-times the target award for this metric.

The BEOPP funding scales below indicate the ranges of payouts for both Adjusted ROS and Adjusted ROIC:

BEOPP Funding Scale-Adjusted ROS	BEOPP Funding Scale-Adjusted ROIC

Results that Impacted 2015 Compensation

In 2015, we achieved Adjusted ROS of 10.4 percent, resulting in a bonus payout of 200 percent of the ROS portion of each Named Executive Officer’s target award. For 2015, net operating profit used in the calculation of Adjusted ROS was defined to exclude certain unusual and non-recurring items, which included acquisition costs associated with the Emplal Participacoes S.A. acquisition, costs related to closing our Philadelphia plant, a non-cash impairment for net assets held for sale, and charges related to contingent liabilities associated with a prior acquisition.

We achieved 10.5 percent Adjusted ROIC performance in 2015 (Adjusted ROIC is calculated using a fixed 35% tax rate), resulting in a bonus payout of 200 percent for the other half of each Named Executive Officer’s target award. Adjusted ROIC is defined as adjusted net operating profit after taxes divided by the sum of debt less cash plus equity. The adjustments to net operating profit for 2015 are the same as those described above for Adjusted ROS.

The resulting total annual incentive payout for 2015 was 200 percent of each Named Executive Officer’s target award.

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Signing Bonus

From time to time, in relation with the hire of a new executive officer, the Committee may approve a special signing bonus. In connection with our hire of Mr. Clauer, the Committee approved the payout to him of a $270,000 signing bonus, payable in the month following his hire date.

Long-Term Incentive Compensation (Equity)

The Bemis Company, Inc. 2014 Stock Incentive Plan (the “2014 Plan”) provides for issuance of equity awards in the form of restricted share units. The Committee uses a formula tied to base salary to determine the target value of restricted share units awarded to our Executive Officers annually, which is positioned at the middle range of our TTC Comparator Group. The number of target restricted share units awarded is determined by dividing the value by a fixed share price (calculated using the average closing share price for the last 20 trading days of the prior fiscal year). The long-term incentive compensation provides the opportunity to acquire meaningful equity ownership and has proven to be a critical incentive and retention tool for Executive Officers.

Target restricted share units awarded in 2015 are split evenly between time-based share units which represent 50% of the units awarded and performance-based share units which represent the other 50% of the units awarded.

Award Provisions – 50% Time-Based Share Units

As described above, time-based share units vest after three years.

Award Provisions – 50% Performance-Based Share Units

Payout of performance-based share units is determined by relative TSR against the TSR Comparator Group. The TSR Comparator Group consisted of public companies in the S&P 500 Industrials sector.

Performance-based share units are earned on the basis of our TSR measured over a three-year period, relative to our TSR Comparator Group. As it is possible that there will be no payout under the performance-based share units, these awards are completely “at-risk” compensation:

•	TSR reflects share price appreciation and reinvestment of dividends;

•	share price appreciation is measured as the difference between the beginning market price and the ending market price of our shares:

–	beginning market price equals the average closing price on the 20 trading days immediately preceding the performance period; and

–	ending market price equals the average closing price on the last 20 trading days of the performance period;

•	shares of our common stock pay out in a range of 0 percent to 200 percent of target;

•	dividend equivalents on restricted share units will be accrued and distributed at the same time as the shares of Common Stock to which they relate; and

•	shares pay out linearly between the 25th percentile and 55th percentile. Similarly, the shares pay out linearly between the 55th percentile and the 75th percentile.

–	Example: If we perform at a 40th percentile rank, each Named Executive Officer would receive the number of shares equal to 75 percent of the target award. Further, in order to pay out at the 100 percent target, we must perform above the median of our TSR Comparator Group at the 55th percentile.

The performance-based share units payout chart below indicates the range of payouts:

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Accounting Value of Performance-Based Share Units

The accounting value of performance-based share units reflects the number of units expected to vest based on the probable outcome determined in accordance with FASB ASC Topic 718. In 2015, the accounting value of each performance-based share unit was 118% of the value of each time-based share unit; the value of each NEO’s long-term incentive award was therefore more heavily weighted towards performance-based shares. As a result, 54% of the value of each NEO’s long-term incentive award is attributable to performance-based shares.

Results that Impacted 2015 Compensation

Our TSR results of 47.2 percent resulted in a percentile rank of 51.2 versus the TSR Comparator Group for the January 1, 2013 through December 31, 2015 performance period. This percentile ranking resulted in a 93.7 percent payout for 2013 performance-based grants.

Retirement and Other Benefits

We offer retirement plans that are intended to supplement the employee’s personal savings and social security. Certain salaried employees in the United States are eligible to participate in defined benefit pension plans. All salaried employees in the United States are eligible to participate in a profit sharing plan and a savings plan. Our salaried defined benefit pension plans were amended in September 2013 to freeze all further benefit accruals as of December 31, 2013.

We offer core employee benefits coverage to attract and retain employees. These benefits provide our employees with a reasonable level of financial support in the event of illness or injury and enhance productivity and job satisfaction through programs that focus on work/life balance and wellness.

The available core benefits are the same for all United States employees and Executive Officers and include medical, pharmacy, dental, wellness, disability coverage, and life insurance. In addition, the Bemis 401(k) savings plans, Bemis Investment Incentive Plan (“BIIP”), Bemis Investment Profit Sharing Plan (“BIPSP”) and our retirement plans provide a reasonable level of retirement income. These plans are generally available to all salaried United States employees, including Executive Officers. We also offer non-qualified supplemental retirement and savings plans, which provide certain additional retirement benefits, including benefits that cannot be provided through the qualified plans due to various Internal Revenue Service limits.

The cost of employee benefits is partially borne by the employee, including each Executive Officer.

Perquisites

We have discontinued all material perquisites to all Executive Officers, including Named Executive Officers, with the exception of some limited use of our Company plane by the CEO and relocation expense reimbursement. Executive Officers do not receive any gross-up adjustments related to income tax for perquisites. The only exceptions are tax reimbursements provided to all employees who participate in our relocation program.

2016 Changes

On November 4, 2015, the Committee approved a change to the BEOPP. Beginning in 2016, Adjusted ROS will be removed and replaced with Adjusted EBITDA. Metrics and weightings utilized within our short-term incentive programs are regularly reviewed and adjusted where necessary to maintain alignment with the Company’s annual strategic objectives. The decision to transition from ROS to EBITDA was motivated by our focus and emphasis on driving profitable long-term growth.

In addition, the Committee also approved two changes that impact long-term incentive compensation beginning 2016:

•	The percentage split between performance-based share units and time-based share units awarded will be 70% performance-based share units and 30% time-based share units, as opposed to the prior 50%-50% split. This change supports our high performance culture principles by enhancing alignment of pay and performance, as well as reflecting a stronger alignment to market practice.

•	The value of Executive Officer annual awards will be determined as an absolute dollar value and will no longer be derived as a percentage of base salary. This change allows the Committee the ability to make independent decisions regarding base salary and long-term incentives and provides greater flexibility in managing decisions regarding total compensation.

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Executive Officer Incentive Compensation Recovery Policy

On November 4, 2015, the Company adopted an Executive Officer Incentive Compensation Recovery Policy (“Clawback Policy”) which requires Bemis executive officers to reimburse the Company for all or a portion of cash incentive awards that were paid with respect to any fiscal year in which the following factors are present:

•	A financial restatement is required due to material noncompliance with reporting requirements;

•	The cash incentive award was determined based on financial results that were subject to the restatement; and

•	A smaller award would have been paid based upon the restated financial results.

All demands for repayment are subject to Committee discretion based on the facts of the situation. The Clawback Policy is intended to prevent intentional manipulation of Company financial results.

Executive and Director Share Ownership Guidelines

We have established guidelines that require all Executive Officers and Directors to own a minimum number of Bemis shares to emphasize the importance of linking the interests of Executive Officers, Directors, and shareholders. Our share ownership requirement for the CEO is a market value equal to five times the CEO’s annual base salary. Our share ownership requirement for all other Executive Officers is a market value equal to three times their annual base salary. Our share ownership requirement for Directors is four times their annual cash retainer.

Each Executive Officer and Director is expected to achieve the ownership target within five years from the date of election as an Executive Officer or Director. All Named Executive Officers and Directors already meet the guidelines or are on track to meet the guidelines within the specified time.

Each Executive Officer is required to hold, for a period of not less than three years from the date of share acquisition, one-half of the net number of shares issued pursuant to our equity compensation plans. This restriction expires after the three-year period or upon termination or retirement. In addition, Executive Officers and Directors are prohibited by our Securities Trading and Information Disclosure Policy from hedging or pledging their shares.

Change of Control Agreements (Management Agreements)

We have management agreements with all Executive Officers to ensure retention and action in the best interests of the shareholders in the event of a change of control. The agreements provide benefits upon a change of control event and subsequent termination. The determination of the amount of payment(s) and benefits for the Named Executive Officers in the event of a change of control for either agreement is described in the footnotes on the Potential Payments Upon Termination Table. The amounts are formula based and are paid only in the event of a change of control and where the Named Executive Officer is not retained in the position he/she had prior to the event (i.e., double-trigger).

Historically, the Company used management agreements in order to attract talented individuals and encourage retention of such individuals. However, these agreements stand on their own and do not affect decisions regarding other compensation elements. In 2008, these agreements were revised for all incoming Executive Officers. All agreements entered into following such revisions provide for two years of payments (versus the previous management agreements that provided for three years of payments), and eliminate the grant of additional restricted share unit awards. In addition, effective January 1, 2009, the Committee eliminated the Internal Revenue Code Section 280G excise tax gross-up adjustments from payments due under the new management agreements. These changes were approved by the Committee in order to provide equitable and competitive benefits based on the Committee’s assessment of general market practices for similar arrangements.

Please see the “Management Agreements” section in this proxy statement.

Risk Assessment

As part of their on-going engagement, Towers Watson routinely provides advice on a variety of topics that helps the Committee to avoid excessive compensation risk. In addition, the Committee periodically engages Towers Watson to conduct a compensation risk management assessment of company-wide incentive practices. The Committee has concluded that the risk associated with compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. No changes were made to our executive compensation program in 2015 that would materially impact the risk assessment.

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Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) requires that we meet specific criteria, including shareholder approval of certain share and bonus plans, in order to deduct compensation over $1,000,000 paid to certain Named Executive Officers for federal income tax purposes. We must submit for shareholder approval certain performance-based compensation plans every five years so that certain payments under those plans may be tax-deductible to us. Shareholder approval must also be obtained to preserve the deductibility following changes to certain key provisions of those performance-based plans, including increases in the maximum amount of compensation payable to any employee under the plan. In 2014, our shareholders reapproved the BEOPP and in 2015, our shareholders approved an amendment to the BEOPP. Also in 2014, our shareholders approved the performance metrics under the Bemis Company, Inc. 2014 Stock Incentive Plan. The Committee intends that certain awards made under these plans will generally be deductible to us. The Committee believes that our compensation programs, both annual and long-term, are in the Company’s best interests and in the best interests of our shareholders. While the Committee will continue to employ compensation programs which are structured to permit tax savings for us, it is possible that components of certain executive compensation program awards may not be tax-deductible to the Company when the Committee determines that payment of the awards is otherwise necessary to achieve our compensation objectives.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee

David S. Haffner, Chair
William L. Mansfield
Edward N. Perry
Holly A. Van Deursen

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

						Change in Pension
						Value and Non-
					Non-Equity	Qualified Deferred
				Stock	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
		(1)	(2)	(3)	(4)	(5)	(6)
William F. Austen,	2015	925,000		4,045,180	2,035,000	178,203	61,827	7,245,210
President and	2014	754,167		3,997,796	814,726	326,696	42,946	5,936,331
Chief Executive Officer	2013	502,000		881,109	279,688	606,692	34,945	2,304,435
Michael B. Clauer,	2015	535,000	270,000	991,950	802,500		79,944	2,679,394
Vice President and	2014	38,504		409,600			5,209	453,313
Chief Financial Officer
James W. Ransom, Jr.,	2015	566,500		1,113,966	793,100	136	44,098	2,517,800
Senior Vice President and	2014	546,500		1,678,660	438,188	56,321	33,003	2,752,672
President - Bemis North America	2013	495,000		868,820	275,788	17,910	34,413	1,691,931
Sheri H. Edison,	2015	455,000		741,333	546,000		33,662	1,775,995
Vice President,	2014	441,000		707,052	301,154		28,196	1,477,402
General Counsel and Secretary	2013	430,000		663,286	221,145		30,051	1,344,482
Timothy S. Fliss,	2015	360,000		505,660	432,000		29,837	1,327,497
Vice President, Human Resources	2014	350,000		483,818	239,012		24,469	1,097,299

(1)	Reflects actual base salary paid in 2015. For Mr. Austen, his salary was pro-rated based on a pay adjustment on 7/1/2015.
(2)	Mr. Clauer received a signing bonus as part of his appointment as Chief Financial Officer.
(3)	Reflects the grant date fair value of share units granted in each fiscal year, calculated in accordance with FASB ASC Topic 718. Time-based share units and performance-based share units vest after a three-year period. Time-based share units are valued at the number of units granted multiplied by the grant date closing price. Performance-based share units are valued at the number of shares expected to vest based on the probable outcome pursuant to FASB ASC Topic 718, multiplied by the grant date closing price. The accounting value of each performance-based share unit was 118% of the value of each time-based share unit. Assuming that the performance-based share units vest at the maximum performance level, the grant date fair value of the 2015 performance-based share units at the grant date using the 1/2/15 share price of $45.18 would be: Mr. Austen-$3,717,681; Mr. Clauer-$911,642; Mr. Ransom-$1,023,779; Ms. Edison-$681,314; and Mr. Fliss-$464,721.
(4)	The amounts in this column reflect cash awards paid under the BEOPP, which is discussed in further detail in the Compensation Discussion and Analysis.
(5)	The amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers benefits under all established pension plans as well as any above market earnings on non-qualified deferred compensation plans. Interest rate and mortality rate assumptions used are consistent with those shown in our financial statements. In 2015, the value of Mr. Ransom’s benefits under the pension plans decreased by $447. The decrease in Mr. Ransom’s present value of accumulated benefits over the prior year is primarily due to the impact of delayed retirement and the loss of an early retirement subsidy. The same annual benefit was available at 12/31/14 as at 12/31/15. Since he has not retired, Mr. Ransom has lost the value of one year of payments. Mr. Austen and Mr. Ransom are the only Named Executive Officers who participate in the Company’s defined benefit pension plan. See Pension Benefits for more detailed information. The $136 amount reported for Mr. Ransom reflects the above market earnings on his non-qualified deferred compensation.
(6)	The amounts in this column include a sum of all other compensation as reported in the following table of All Other Compensation.

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All Other Compensation

			Profit Sharing	Life		Tax
		401(k) Match BIIP	Contribution BIPSP	Insurance	Perquisites	Gross-Up	Total
Name	Year	($)	($)	($)	($)	($)	($)
		(a)	(b)		(c)	(d)
William F. Austen	2015	7,950	46,250	5,749	1,878		61,827
Michael B. Clauer	2015	7,777	26,750	3,196	23,304	18,917	79,944
James W. Ransom, Jr.	2015	7,950	28,325	3,477	4,346		44,098
Sheri H. Edison	2015	7,950	22,750	2,680	282		33,662
Timothy S. Fliss	2015	7,950	18,000	1,356	2,531		29,837
(a)	The Bemis Investment Incentive Plan (BIIP) 401(k) is available to all eligible salaried and non-union hourly employees, including all Executive Officers. Participants contribute by making pre-tax employee contributions that are then matched by the Company in Bemis shares. The match is 50% of the first 4% of employee contributions and then a 25% match on any contributions above 4% up to an 8% maximum match. Participants are vested after three years of service.
(b)	The Bemis Investment Profit Sharing Plan (BIPSP) is available to all eligible salaried and non-union hourly employees. To qualify for participation, the employee must meet all eligibility requirements and contribute to the BIIP at a minimum of 3% of covered pay for each payroll for the entire year. The amounts shown represent contributions made in 2016 for 2015 performance. Participants are vested after three years of service.
(c)	Mr. Clauer’s perquisites exceed the $10,000 threshold amount. $20,686 of Mr. Clauer’s perquisites represents reimbursement for relocation moving expenses. The remaining amount relates to spousal travel to one Board meeting. No perquisites received by any of the other Named Executive Officers exceeded the $10,000 threshold amount.
(d)	As part of Bemis’ Relocation Program, the Company will pay estimated federal, state, local and FICA tax liabilities that arise from the taxable but generally non-deductible portion of Company reimbursed expenses.

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Grants of Plan Based Awards in 2015

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive			All Other
		Award	Plan Awards			Plan Awards			Stock Awards:	Grant Date
	Eff Grant	(Approval)	Threshold	Target	Max	Threshold	Target	Max	Number of Shares	Fair Market
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	of Stock Units (#)	Value ($)
				(1)			(2)		(2)	(3)
William F. Austen	01/02/15	11/05/14							41,143	1,858,841
	01/02/15	11/05/14				20,572	41,143	82,286		2,186,339
			508,750	1,017,500	2,035,000
Michael B. Clauer	01/02/15	11/05/14							10,089	455,821
	01/02/15	11/05/14				5,045	10,089	20,178		536,129
			200,625	401,250	802,500
James W.	01/02/15	11/05/14							11,330	511,889
Ransom, Jr.	01/02/15	11/05/14				5,665	11,330	22,660		602,076
			198,275	396,550	793,100
Sheri H. Edison	01/02/15	11/05/14							7,540	340,657
	01/02/15	11/05/14				3,770	7,540	15,080		400,676
			136,500	273,000	546,000
Timothy S. Fliss	01/02/15	11/05/14							5,143	232,361
	01/02/15	11/05/14				2,572	5,143	10,286		273,299
			108,000	216,000	432,000
(1)	The Bemis Executive Officer Performance Plan (BEOPP) is an annual, non-equity cash incentive program. The BEOPP provides the formula for calculating the annual non-equity incentive based compensation, subject to the Committee’s oversight and approval. Each Named Executive Officer has a target award opportunity that is assigned as a percentage of annual base pay. These annual target awards range from 60% of annual base pay to 110% of annual base pay (as determined by the Committee). The short-term, non-equity incentive plan’s measurement for payout is Return on Sales (ROS) results against target and Return on Invested Capital (ROIC) results against target. This target award is subsequently equally adjusted by ROS and ROIC performance, respectively, utilizing a performance scale (see BEOPP Funding Scale in Compensation Discussion and Analysis). This annual payout is determined by comparing ROS and ROIC results against the performance scale (see BEOPP Funding Scale in Compensation Discussion and Analysis). The maximum payout under this plan is $3,000,000.
(2)	The Restricted Stock Award Plan provides for issuance of restricted equity units to all Executive Officers and other key employees, including the Named Executive Officers. Time-based share units vest after a three-year period and performance-based share units vest after a three-year period based on our TSR performance. The Committee used a formula tied to base salary to set the number of share units awarded annually. The share price used to determine the number of both time-based and performance-based share units granted on 1/2/15 was the average closing share price for the last 20 trading days of December 2014, or $43.75. The maximum payout for the performance-based share units is two times the target for achieving 75% of TSR in comparison to the TSR Comparator Group while achieving 25% of TSR in comparison to the TSR Comparator Group yields a 50% payout. Below 25% achievement yields no payout. All restricted equity units vest in the event of an Executive Officer’s death or disability and in the event of a change of control, with performance-based share units vesting at the target. In addition, any Executive Officer who retired at or after the age 55 will vest in a prorated amount of the units determined based on the number of months of the vesting or performance period while the Executive Officer was employed and, in the case of performance-based units, based on the active level of performance.
(3)	Grant date fair market value for the time-based share units is the number of units, multiplied by the closing market price on 1/2/15, which was $45.18. Grant date fair market value for the performance-based share units is the number of shares expected to vest based on the probable outcome determined in accordance with FASB ASC Topic 718, multiplied by the grant date closing price. The accounting value of each performance-based share unit was 118% of the value of each time-based share unit.

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Outstanding Equity Awards at 2015 Fiscal Year End

	Stock Awards
	(1)		(2)	(1)		(2)
			Market Value of	Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
	Number of Shares or		Shares or Units of	Number of Unearned Shares,		Market or Payout Value of
	Units of Stock That		Stock That Have	Units or Other Rights That		Unearned Shares, Units or Other
	Have Not Vested		Not Vested	Have Not Vested		Rights That Have Not Vested
Name	(#)		($)	(#)		($)
William F. Austen	(3)	13,613	608,365
	(4)	53,588	2,394,848
	(5)	41,143	1,838,681
				(7)	38,588	1,724,498
				(8)	41,143	1,838,681
Michael B. Clauer	(5)	10,089	450,877
	(6)	10,000	446,900
				(8)	10,089	450,877
James W. Ransom, Jr.	(3)	12,020	537,174
	(4)	27,138	1,212,797
	(5)	11,330	506,338
				(7)	12,138	542,447
				(8)	11,330	506,338
Sheri H. Edison	(3)	9,148	408,824
	(4)	8,064	360,380
	(5)	7,540	336,963
				(7)	8,064	360,380
				(8)	7,540	336,963
Timothy S. Fliss	(3)	5,591	249,862
	(4)	5,518	246,599
	(5)	5,143	229,841
				(7)	5,518	246,599
				(8)	5,143	229,841
(1)	The Restricted Stock Award Plan provides for issuance of restricted equity units to all Executive Officers. For all Executive Officers, the Committee provides annual grants of time-based share units and performance-based share units that vest after a three-year period. Time-based awards provided prior to 2013 had a five-year vesting period. Retirement eligible participants for 2015 include: Mr. Austen, Mr. Clauer, Ms. Edison, and Mr. Ransom. The performance-based share units will vest on 12/31/2016 and 12/31/2017 based on our TSR performance relative to our TSR Comparator Group. Dividend equivalents are accrued and paid out when the share units fully vest.
(2)	Market value of share units is determined by multiplying the number of units by the 12/31/2015 Bemis closing share price of $44.69.
(3)	Number of time-based share units awarded on 1/3/2012. The units will vest on 12/31/2016.
(4)	Number of time-based share units awarded on 1/2/2014, including the additional number of time-based units granted to Mr. Austen on 8/7/14, and Mr. Ransom on 2/5/14. The units will vest on 12/31/2016.
(5)	Number of time-based share units awarded on 1/2/2015. The units will vest on 12/31/2017.
(6)	Number of time-based share units awarded on 12/4/2014. The units will vest on 12/31/2017.
(7)	Number of performance-based share units awarded on 1/2/2014 that would be earned based on achieving target level of performance.
(8)	Number of performance-based share units awarded on 1/2/2015 that would be earned based on achieving target level of performance.

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Option Exercises and Stock Vested in 2015

	Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)	($)
	(1)
William F. Austen	24,716	1,091,953	(2)
	11,690	559,250	(3)
James W. Ransom, Jr.	23,109	1,020,956	(2)
	11,527	551,452	(3)
Sheri H. Edison	16,399	724,508	(2)
	8,800	420,992	(3)
	6,500	297,050	(4)
Timothy S. Fliss	10,494	463,625	(2)
	5,123	245,084	(3)
(1)	The figures represent the number of shares that vested during 2015 for each Named Executive Officer. Dollar amount represents the share closing price on the date of vesting multiplied by the number of units vested for time-based shares.
(2)	Time-based share units vested 12/31/15 (2011 and 2013 grants) and distributed on 1/4/2016 to the Named Executive Officer.
(3)	Performance-based share units vested during 2015 (2013 grant) and distributed on 2/3/16 to the Named Executive Officer.
(4)	Time-based share units distributed on 6/15/15 to the Named Executive Officer (2011 grant in connection with commencement of employment).

2015 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
James W. Ransom, Jr.			12,255		259,462
(1)	Deferred compensation shown above was provided under the terms of the Bemis Long-Term Deferred Compensation Plan. The plan allowed for deferral of short-term cash incentives. Earnings shown include changes in the value of phantom share units, the reinvestment of related dividend equivalents, and interest credited at a rate equal to the prime rate as of the beginning of the year, compounded on a quarterly basis. For Mr. Ransom, $136 of earnings was above market and is reflected in the Summary Compensation Table. No other NEOs participate in this plan.

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2015 Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under each of the Retirement Plans and Supplemental Retirement Plans, determined using interest rate and mortality rate assumptions described below. The pension plans included in this table are frozen as of December 31, 2013.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)(4)	(b)	(c)	(d)	(e)
	(1) (2)		(3)
William F. Austen	Bemis Retirement Plan	5.80	194,177
	Bemis Supplemental Retirement Plan	5.80	673,393
	Bemis Supplemental Retirement Plan for Senior Officers	13.80	4,188,202
	TOTAL		5,055,772
James W. Ransom, Jr.	Bemis Retirement Plan	3.12	89,097
	Bemis Supplemental Retirement Plan	3.12	222,783
	Bemis Supplemental Retirement Plan for Senior Officers	—	—
	TOTAL		311,880

Key Assumptions(3)	12/31/2015	12/31/2014
Discount Rate	4.25%	4.00%
Expected Retirement Age	Earliest unreduced age	Earliest unreduced age
Pre-Retirement Decrements	None	None
Post-Retirement Mortality	RP 2014 Projected from 2014 to 2021	RP 2014 Projected from 2014 to 2020
Mortality Projection Scale	MP 2015	MP 2014
Form of Payment
BRP	Single Life Annuity	Single Life Annuity
Supplemental	Lump Sum	Lump Sum
SERP	Lump Sum	Lump Sum
Lump Sum Assumptions
Interest	3.00%	3.00%
Mortality	IRS 2016 Applicable Mortality Table	IRS 2015 Applicable Mortality Table
(1)	Bemis Retirement Plan (BRP) and Bemis Supplemental Retirement Plan (Supplemental Plan) - Both the BRP and the Supplemental Plan are non-contributory defined benefit plans with an offset for Social Security, which provide benefits determined primarily by final average salary and years of service. Final average salary is determined by using the highest five consecutive years of earnings out of the last fifteen. Eligible earnings include regular annual base compensation plus any annual non-equity cash incentive earned. The benefit formula is 50% of the final average salary, less 50% of the estimated Social Security benefit. Benefits are generally accrued over a 30-year period. The Supplemental Plan is a non-qualified defined benefit “excess” plan that provides an additional benefit which would have been provided under the BRP but for the limitations imposed by IRC Section 415 (maximum benefits) and IRC Section 401(a)(17) (maximum compensation). The provisions of the Supplemental Plan generally mirror the BRP, except the Supplemental Plan provides for a present value lump sum payment option, while the BRP does not. The Named Executive Officers that meet the eligibility requirements for early retirement as of December 31, 2015 are Mr. Austen and Mr. Ransom. Early retirement eligibility is age 55 with 10 years of service. The early retirement benefits for Mr. Austen and Mr. Ransom equals the normal retirement benefit, reduced by 5% each year from age 66 to age 61, then reduced 4% each year to age 55. The BRP and Supplemental Plans are frozen as of December 31, 2013; therefore, no additional benefits will be earned under these plans after December 31, 2013.
(2)	Similar to the BRP and Supplemental Plan, the total benefits under the Bemis Supplemental Retirement Plan for Senior Officers (SERP) is 50% of final average earnings, less 50% of the estimated Social Security benefit, then offset by the BRP and Supplemental Plan benefit amounts. However, unlike the BRP and the Supplemental Plan, benefits under the SERP accrue over a 20-year period. In addition, final average earnings are calculated using the highest five years during the last 15, whether or not they are consecutive. Benefits under the SERP vest upon attainment of age 50 with 20 years of service, or when combined age and service totals 75 or more. The early retirement eligibility is the same as the vesting eligibility notes above, except that the Senior Officer cannot commence payment prior to age 55. The SERP has no early retirement reductions and a present value lump sum form of payment is offered. The SERP is frozen as of December 31, 2013; therefore, no additional benefits will be earned under this plan after December 31, 2013.
(3)	All assumptions used to calculate the present value of accumulated benefits under the BRP, Supplemental Plan and the SERP, are the same as those used in our financial statements as of December 31, 2015, except for the assumed retirement age. The assumed retirement age has been changed to reflect the earliest unreduced age under the SERP. Lump sums under the Supplemental Plan and the SERP were calculated assuming a 3% lump sum interest rate and the IRS 2016 Applicable Mortality Table.
(4)	Any employee hired after January 1, 2005, is not eligible to participate in any of the Bemis Defined Benefit Retirement Programs.

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2015 Director Compensation

Director compensation is approved by the Compensation Committee. The Committee determines appropriate pay levels in reliance on the expertise of, and data supplied by, Towers Watson. The components of Director pay include cash or shares in lieu of cash, share awards, and an additional cash payment for Non-Executive Chairman of the Board (or Independent Lead Director, if applicable) and for Directors who serve as Chairs on the Committees. For 2015, annual board compensation consists of $95,000 in cash or shares in lieu of cash and share awards valued at $105,000. In addition, the Committee Chairs received a payment of cash or shares in lieu of cash in the amount of $18,000. Director Manganello’s additional annual fees of $40,000 for services as Independent Lead Director and annual fees of $85,000 for services as Non-Executive Chairman of the Board were prorated for his time in each position.

There is no change in Director compensation for 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ronald J. Floto	95,000	105,000	2,256	202,256
Adele M. Gulfo(3)	49,582			49,582
David S. Haffner	113,000	105,000	1,876	219,876
Barbara L. Johnson(4)	33,380	105,000		138,380
Timothy M. Manganello(5)		269,363	1,609	270,972
William L. Mansfield(5)		200,000		200,000
Arun Nayar(3) (5)		111,743		111,743
Paul S. Peercy(4)	33,380	105,000		138,380
Edward N. Perry	95,000	105,000	1,441	201,441
David T. Szczupak	95,000	105,000	1,705	201,705
Henry J. Theisen(6)
Holly A. Van Deursen	113,000	105,000	1,012	219,012
Philip G. Weaver	113,000	105,000	2,219	220,219

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (2,289 shares multiplied by the stock closing price on 5/7/15 or $45.89 = $105,000), plus any additional amounts awarded due to an election to receive fees in the form of Bemis shares in lieu of cash. The share award is paid each May in arrears.
(2)	Perquisites for spousal travel to the February 2015 Board meeting.
(3)	Directors Gulfo and Nayar fees were prorated to reflect their mid-year elections to the Board. Since the share award is paid in arrears, Director Gulfo will receive her initial share award in May 2016, prorated as applicable, due to the timing of her appointment.
(4)	Directors Johnson and Peercy retired from the Board of Directors at the May 2015 annual meeting of shareholders.
(5)	Directors Manganello, Mansfield, and Nayar elected to receive their entire annual retainer and Chair fees, if any, in the form of Bemis shares in lieu of cash.
(6)	Mr. Theisen served as Executive Chairman of the Board until his retirement at the May annual meeting of shareholders. During that time, Mr. Theisen was compensated as an employee of the Company.

Potential Payments upon Termination, Including Following Change of Control for 2015

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled to upon termination of employment, including following a change of control. Except for certain terminations following a change of control of the Company as described below, there are no other agreements, arrangements or plans that entitle Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating Executive Officer (other than following a change of control) would be at the discretion of the Compensation Committee.

- 2016 Proxy Statement    36

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT, INCLUDING FOLLOWING A CHANGE OF CONTROL

Name	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/ Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Adjustment ($)
			(1)		(2)
William F. Austen	Death				8,405,072
	Disability				8,405,072
	(3) Voluntary termination/retirement				4,313,836
	(3) Involuntary termination				4,313,836
	Involuntary termination for cause
	(4) Involuntary or constructive termination after change of control	13,487,361		102,000	8,405,072	7,472,181
Michael B. Clauer	Death				1,348,655
	Disability				1,348,655
	(3) Voluntary termination/retirement				457,626
	(3) Involuntary termination				457,626
	Involuntary termination for cause
	(6) Involuntary or constructive termination after change of control	2,996,000		68,000	1,348,655
James W. Ransom, Jr.	Death				3,305,094
	Disability				3,305,094
	(3) Voluntary termination/retirement				1,937,446
	(3) Involuntary termination				1,937,446
	Involuntary termination for cause
	(5) Involuntary or constructive termination after change of control	4,588,650		102,000	3,305,094	2,187,533
Sheri H. Edison	Death				1,803,510
	Disability				1,803,510
	(3) Voluntary termination/retirement				1,032,205
	(3) Involuntary termination				1,032,205
	Involuntary termination for cause
	(6) Involuntary or constructive termination after change of control	2,275,000		68,000	1,803,510
Timothy S. Fliss	Death				1,202,742
	Disability				1,202,742
	Voluntary termination/retirement
	(3) Involuntary termination
	Involuntary termination for cause
	(6) Involuntary or constructive termination after change of control	1,800,000		68,000	1,202,742

(1)	Vested pension benefits, if any, for the Named Executive Officers are not listed in this table because they are already provided under Pension Benefits.
(2)	The Acceleration and Continuation of Equity Awards column for an involuntary or constructive termination after change of control includes the value of all currently non-vested equity units outstanding at 2015 fiscal year end from the Outstanding Equity Awards Table, including both time and performance-based awards.
(3)	The Acceleration and Continuation of Equity Awards column for voluntary termination/retirement and involuntary termination includes prorated payouts for Named Executive officers who are at least 55 years of age pursuant to the terms of the 2014 Plan, assuming a 100% payout at Target for performance-based share units.
(4)	Involuntary or constructive termination after change of control: provides salary, bonus, non-vested equity units outstanding, a cash value equal to 2015 restricted share units, and an excise tax adjustment. The cash column represents three (3) times the annual base salary, three (3) times the greater of the current bonus target or the highest bonus paid to the Named Executive Officer during the previous five (5) calendar years, a cash payment equal to the value of the 2015 restricted share award made to the Named Executive Officer, and three (3) times the benefit costs calculated at thirty (30) percent of base pay. The continuation of medical/welfare benefits column represents $102,000 in estimated health, welfare and life insurance cost for a three (3) year period.
(5)	Involuntary or constructive termination after change of control: provides salary, bonus, non-vested equity units outstanding, and an excise tax adjustment. The cash column represents three (3) times the annual base salary, three (3) times the greater of the current bonus target or the highest bonus paid to the Named Executive Officer during the previous five (5) calendar years, and three (3) times the benefit costs calculated at thirty (30) percent of base pay. The continuation of medical/welfare benefits column represents $102,000 in estimated health, welfare and life insurance cost for a three (3) year period.
(6)	Involuntary or constructive termination after change of control: provides salary, bonus, and non-vested equity units outstanding (no tax gross-up due to elimination of this benefit as of 1/1/2009). The cash column represents two (2) times the annual base salary, two (2) times the greater of the current bonus target or the highest bonus paid to the Named Executive Officer during the previous five (5) calendar years, and two (2) times the benefit costs calculated at thirty (30) percent of base pay. The continuation of medical/welfare benefits column represents $68,000 in estimated health, welfare and life insurance cost for a two (2) year period.

- 2016 Proxy Statement    37

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MANAGEMENT AGREEMENTS

We have Management Agreements (“Agreements”) with the Executive Officers that become effective only upon a change of control event. A change of control event is deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of our securities representing 20 percent or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of Directors, or 20 percent or more of the then outstanding shares of our Common Stock. If, in connection with a change of control event, an Executive Officer is terminated involuntarily or constructively involuntarily terminated, such Executive Officer will be entitled:

(a)	to immediately receive from us or our successor, a lump-sum cash payment in an amount equal to three times (or two times for Executive Officers elected in 2008 or later) the sum of (1) the executive’s annual salary for the previous year, or, if higher, the executive’s annual salary in effect immediately prior to the change of control event; (2) the executive’s target bonus for the current year, or, if higher, the highest annual bonus received by the executive during the previous five years; and (3) the estimated value of fringe benefits and perquisites;

(b)	to immediately receive from us or our successor (for Executive Officers elected before 2007), a lump-sum cash payment in an amount equal to the executive’s most recent annual grant of equity units multiplied by the value of a share of our common stock on the day immediately prior to the change of control event; and

(c)	for three years (or two years for Executive Officers elected in 2008 or later) after the “Involuntary Termination” or “Constructive Involuntary Termination”, to participate in any health, disability, and life insurance plan or program in which the executive was entitled to participate immediately prior to the change of control event; but notwithstanding anything to the contrary above, the executive will not be entitled to benefits under subparagraphs (a), (b) or (c) above for any time following the executive’s sixty-fifth (65th) birthday.

For purposes of the Agreements, “Involuntary Termination” means a termination by us of the executive’s employment that is not a termination for “Cause” and that is not on account of the death or disability of the executive.

“Constructive Involuntary Termination” means any of the following events: (1) reduction of the executive’s title, duties, responsibilities, or authority, other than for Cause or disability; (2) reduction of the executive’s annual base salary; (3) reduction of the aggregate benefits under our pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans, and other employee benefit plans and arrangements or reduction of the number of paid vacation days to which the executive is entitled; (4) we fail to obtain assumption of the Agreement by any successor; (5) we require the executive to perform his primary duties at a location that is more than 25 miles further from his primary residence than the location at which he performs his primary duties on the effective date of the Agreement; or (6) a termination of employment with us by the executive after any of the other occurrences listed.

“Cause” means, and is limited to, (1) willful and gross neglect of duties by the executive that has not been substantially corrected within 30 days after his receipt from us of written notice describing the neglect and the steps necessary to substantially correct it, or (2) an act or acts committed by the executive constituting a felony and substantially detrimental to us or our reputation.

In 2008, new Management Agreements were approved for all incoming Executive Officers. These agreements provide for two (2) years of payments (versus the previously executed Management Agreements that provide for three (3) years of payments) and provide no additional payments for any restricted share unit awards. Effective January 1, 2009, the Compensation Committee eliminated the Internal Revenue Code Section 280G excise tax adjustments from payments due under new Management Agreements.

- 2016 Proxy Statement    38

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REPORT OF AUDIT COMMITTEE

The Company’s Audit Committee is composed of five independent non-employee directors. It is responsible for overseeing the Company’s financial reporting and the Company’s controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the Company’s Director of Internal Audit and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC). The Company’s Director of Internal Audit and PwC have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to the Company’s Director of Internal Audit and PwC. The Committee meets privately with the Director of Internal Audit and with PwC at least four times a year.

Specifically, the Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2015 with the Company’s management; (ii) met and discussed the financial statements and related issues with senior management and the Company’s Director of Internal Audit (iii) met and discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board’s Auditing Standard No. 16, “Communications with Audit Committee”; and (iv) received the written notice from PwC regarding their independence. In addition, the Audit Committee is given responsibility to review and approve Related Person Transactions in accordance with the Related Person Transaction Approval Policy. There were no Related Person Transactions reportable under Item 404 of Regulation S-K for the fiscal year ended December 31, 2015.

Independent Registered Public Accountant Fees

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2015 and 2014, and fees billed for other services rendered by PwC during those periods.

	2015	2014
Audit Fees(1)	$3,260,293	$3,903,950
Audit-Related Fees(2)	32,004	2,075,029
Tax Fees(3)	234,786	124,043
Other Fees(4)	342,734	3,600
TOTAL FEES	$3,869,817	$6,106,622
(1)	Audit Fees – These are fees for professional services performed by PwC for the integrated audits of the Company’s annual financial statements and reviews of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees – These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements, including due diligence projects for acquisitions and divestitures.
(3)	Tax Fees – These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning. This includes review and/or preparation of certain foreign tax returns and tax consulting.
(4)	Other Fees – These are fees paid to PwC for “assess and recommend” services related to a supply chain software solution for capacity planning and production scheduling. This also includes a software license fee for automated disclosure checklist and accounting research tool.

The Audit Committee approved all audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm in accordance with its policy, prior to management engaging the auditor for that purpose. The Committee’s current practice is to consider for pre-approval quarterly all audit and non-audit services proposed to be provided by the Company’s independent registered public accounting firm. In making its recommendation to appoint PwC as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining that firm’s independence.

Based on the Committees’ review and discussions with senior management, the Director of Internal Audit and PwC referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

The Audit Committee

Philip G. Weaver, Chair and Financial Expert
Ronald J. Floto
Adele M. Gulfo
Arun Nayar
David T. Szczupak

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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm (“Auditor”) for the year ending December 31, 2016. While Missouri law, our Restated Articles of Incorporation, and our Amended By-Laws do not require submission to the shareholders the question of appointment of Auditors, it has been the policy of our Board of Directors since 1968 to submit the matter for shareholder consideration in recognition that the basic responsibility of the Auditors is to the shareholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as our Auditor for many years. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

The Audit Committee recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)

As required by the rules of the SEC, our shareholders provide an annual, advisory, non-binding vote on the compensation of our Named Executive Officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are vital to our success. Our compensation policies and practices were designed based upon a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. Please read the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the 2015 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our named executive officers and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that Bemis’ shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Bemis’ Proxy Statement for the 2016 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay Vote is advisory, and therefore not binding on Bemis, the Compensation Committee or our Board of Directors. However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers.

- 2016 Proxy Statement    40

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SUBMISSION OF SHAREHOLDER PROPOSALS

We must receive all shareholder proposals to be presented at the 2017 annual meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than November 18, 2016.

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not less than 90 days before the first anniversary of the preceding year’s annual meeting, which, for next year is February 4, 2017. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in our Amended By-Laws. The presiding officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

The SEC permits a procedure, called “householding”, for the delivery of proxy information to shareholders. Under householding, shareholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including our Annual Report to Shareholders or, in some cases, one Notice of Internet Availability. We initiated householding to reduce printing costs and postage fees.

Shareholders wishing to continue to receive multiple copies of proxy materials or multiple Notices of Internet Availability may do so by completing and returning the “opt out” card previously mailed to you or by notifying us in writing or by telephone at Bemis Company, Inc., One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. Upon such request, we will promptly deliver copies of the proxy materials or Notice of Internet Availability to a shareholder at a shared address to which a single copy of the documents was delivered.

Shareholders who share an address (but not the same last name) may request householding by notifying us at the above-referenced address or telephone number.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2016

The following materials are available for viewing on the internet:

•	proxy statement for the 2016 Annual Meeting of Shareholders;

•	2015 Annual Report to Shareholders; and

•	annual report on Form 10-K for the year ended December 31, 2015.

To view the proxy statement, 2015 Annual Report to Shareholders, or annual report on Form 10-K, visit www.bemis.com/2016Annualmeeting.

By Order of the Board of Directors

Sheri H. Edison

Vice President, General Counsel and Secretary

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BEMIS COMPANY, INC.
ATTN: MELANIE MILLER
ONE NEENAH CENTER, 4TH FLOOR
P.O. BOX 669
NEENAH, WI 54957-0669

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 William F. Austen 02 Ronald J. Floto 03 Adele M. Gulfo 04 David S. Haffner 05 Timothy M. Manganello
06 William L. Mansfield 07 Arun Nayar 08 Edward N. Perry 09 David T. Szczupak 10 Holly A. Van Deursen
11 Philip G. Weaver

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only Shareholders of record at the close of business on March 7, 2016 will be entitled to receive notice of and to vote at the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000276188_1 R1.0.1.25

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We will hold the Annual Meeting of Shareholders of Bemis Company, Inc. **at the Corporate Offices at 134 East Wisconsin** Ave., Neenah, Wisconsin, on Thursday, May 5, 2016, at 9:00 a.m., Central Daylight Time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melanie E.R. Miller, Steven J. Price and Sheri H. Edison, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 7, 2016, at the Annual Meeting of Shareholders to be held on May 5, 2016.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is received and no specific direction is made, this Proxy will be voted "FOR" each of the nominees in proposal 1 and "FOR" proposal 2 and 3.

Address change/comments:

____
____
____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000276188_2 R1.0.1.25